UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Rezolute, Inc.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

REZOLUTE, INC.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

November 19, 2025

3:00 p.m. Pacific Time

To the Stockholders of Rezolute, Inc.:

The 2026 Annual meeting of the stockholders (the “Annual Meeting”) of Rezolute, Inc., a Nevada corporation (the “Company”), will be held via a virtual meeting on Wednesday, November 19, 2025 at 3:00 p.m. Pacific Time. You may virtually attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RZLT2025. The Annual Meeting will be held for the following purposes:

(1)To elect Nevan Charles Elam, Erik Harris, Gil Labrucherie, Nerissa Kreher, Philippe Fauchet, Wladimir Hogenhuis, and Young-Jin Kim to the Company’s Board of Directors until the 2027 Annual Meeting.
(2)To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending on June 30, 2026.
(3)To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers, or NEOs, as disclosed in the Executive Compensation section of this Proxy Statement.
(4)To approve an amendment to the 2021 Equity Incentive Plan, as amended, to increase the number of shares available for issuance thereunder from 14,450,000 shares of common stock to an aggregate of 21,950,000 shares of common stock (the “2021 Equity Plan Amendment Proposal”).
(5)To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the 2021 Equity Plan Amendment Proposal.
(6)To transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.

All stockholders of record at the close of business on September 22, 2025 are entitled to notice of and to vote at such meeting. The date on which we anticipate this Proxy Statement and the accompanying proxy will be first sent or given to stockholders will be on or about October 10, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Wednesday, November 19, 2025.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials at www.ProxyVote.com; which includes this Notice, the accompanying Proxy Statement and Proxy Card.

All stockholders are cordially invited to virtually attend the Annual Meeting. If you virtually attend the meeting, you may withdraw your proxy and vote your shares at the meeting.

Your vote is extremely important. Whether or not you expect to virtually attend the Annual Meeting, please vote by mail, Internet or telephone as described in the enclosed proxy materials.

By order of the Board of Directors

/s/ Nevan Charles Elam
Nevan Charles Elam
Chief Executive Officer and Acting Chairman of the Board
Redwood City, California

i

2026 ANNUAL MEETING OF STOCKHOLDERS

to be held November 19, 2025

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors (also referred to as the “Board” herein) of Rezolute, Inc., a Nevada corporation, (which we refer to as the “Company,” “Rezolute,” “we,” “us,” or “our”) for use at the 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on Wednesday, November 19, 2025 at 3:00 p.m. Pacific Time, via a virtual meeting, and at any postponement or adjournment thereof. You may virtually attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RZLT2025. If you plan to virtually attend the Annual Meeting, please follow the voting and registration instructions as outlined in this Proxy Statement.

All stockholders of record at the close of business on September 22, 2025 (the “Record Date”) are entitled to notice of and to vote at such meeting. In accordance with the rules of the United States Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and providing Internet access to our proxy materials, including the notice, this proxy statement, our annual report to stockholders, including financial statements, and a proxy card for the Annual Meeting, which will save printing costs and benefit the environment. These materials will first be available on the Internet on or about October 10, 2025. If you are a stockholder of record or a beneficial owner as of the record date of September 22, 2025, we will mail a Notice of Internet Availability on or about October 10, 2025. This proxy statement and the Notice of Internet Availability contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please reach out to Broadridge below.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice, and any other matters that properly come before the Annual Meeting.

What is a proxy statement and what is a proxy?

A proxy statement is a document that we are required by law to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, and at any postponement or adjournment thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting virtually to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting virtually to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement.

How may I virtually attend the meeting?

The Annual Meeting will be conducted completely as a virtual meeting via the internet. Stockholders may attend the meeting virtually, vote, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/RZLT2025. We believe that holding our meeting completely online will enable greater participation and improved communication. Stockholders will need the control number included on their proxy card to enter the meeting and vote their shares at the meeting.

Can I vote my shares at the meeting?

If you are a stockholder of record of our common stock, you may vote your shares at the meeting by going to www.virtualshareholdermeeting.com/RZLT2025 and using your Control ID number and Request ID number included on your proxy card. Even if you currently plan to attend the meeting virtually, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. If you are a “street name” holder, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee.

How can I submit questions for the Annual Meeting?

You may submit questions prior to the meeting or during the meeting at www.ProxyVote.com. Questions pertinent to matters to be acted upon at the Annual Meeting as well as appropriate questions regarding the business and operations of the Company will be answered during the Annual Meeting, subject to time constraints. In the interests of time and efficiency, we reserve the right to group questions of a similar nature together to facilitate the question and answer portion of the meeting. We may not be able to answer all questions submitted in the allotted time.

What am I being asked to vote upon at the Annual Meeting?

At the Annual Meeting, you will be asked to:

●	Vote on the election of Nevan Charles Elam, Erik Harris, Gil Labrucherie, Nerissa Kreher, Philippe Fauchet, Wladimir Hogenhuis, and Young-Jin Kim to the Board until the 2026 Annual Meeting (the “Board of Directors Proposal”);
●	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 (the “Accountant Proposal”);
●	Approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers, or NEOs, as disclosed in the Executive Compensation section of this Proxy Statement (the “Say-On-Pay Proposal”);
●	To approve the amendment to the Company’s 2021 Equity Incentive Compensation Plan (the “2021 Plan”) to increase the number of shares available for issuance thereunder from 14,450,000 shares of common stock to an aggregate of 21,950,000 shares of common stock (the “2021 Equity Plan Amendment Proposal”);
●	To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the 2021 Equity Plan Amendment Proposal (the “Adjournment Proposal”); and
●	Act upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Does the Board recommend voting in favor of the proposals?

Yes. The Board unanimously recommends that you vote your shares:

●	“FOR” each of the director nominees identified in the Board of Directors Proposal;
●	“FOR” the Accountant Proposal;
●	“FOR” the Say-On-Pay Proposal;
●	“FOR” the 2021 Equity Plan Amendment Proposal; and
●	“FOR” the Adjournment Proposal

Only our “stockholders of record” at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 90,828,052 shares of our common stock outstanding and entitled to vote.

What if you are a Beneficial Owner of shares held in “Street Name”?

If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being forwarded to you by that bank, broker, dealer, or other nominee. Such nominee holding your account is considered the “stockholder of record” for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. However, since you are not the “stockholder of record,” you may not vote your shares virtually at the Annual Meeting unless you request and obtain a valid proxy from your nominee. Please contact your nominee directly for additional information.

Brokers, banks or other nominees holding shares of record for their respective customers generally are not entitled to vote on the election of directors unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a nominee who has not received instructions from its customers on a particular matter. As used herein, “broker non-vote” means the votes that could have been cast on the matter by nominees with respect to uninstructed shares if the nominees had received instructions. The effect of proxies marked “withheld” as to any director nominee or “abstain” as to any other proposal, and the effect of broker non-votes on each of the proposals, is discussed in each proposal below.

How many votes do I get?

Each share of common stock entitles the holder thereof to one vote on each matter to be voted upon. Dissenters’ rights are not applicable to any of the matters being voted upon.

What are the voting requirements to approve the proposals?

Please see each proposal below for voting requirements applicable to each proposal.

How can I access the proxy materials over the Internet?

Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

●	view our proxy materials online at www.ProxyVote.com; and
●	instruct us to send future proxy materials to you electronically by e-mail.

What happens if I do not vote?

Please see each proposal below for the effect of not voting as well as the effect of withholdings, abstentions and broker non-votes.

What is the quorum requirement for the Annual Meeting?

The presence virtually via the Internet or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.

For purposes of establishing a quorum, stockholders of record who are present at the Annual Meeting virtually via the Internet or by proxy and who abstain or withhold their vote, including brokers, dealers or other nominees holding shares of their respective customers of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Could other matters be decided at the Annual Meeting?

As of the date this Proxy Statement went to press, the Board did not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the Notice hereof. However, if any other matter properly comes before the Annual Meeting, it is intended that the proxies, or their substitutes, will vote on such matters in accordance with the instructions given in such proxy.

How do I vote my shares?

Stockholders of Records

If you are a stockholder of record of our common stock as of the Record Date, you can vote your shares in person at the Annual Meeting or give a proxy to be voted at the Annual Meeting in any of the following ways:

●	over the telephone by calling a toll-free number;
●	electronically, via the internet, before the meeting at www.ProxyVote.com; or
●	by completing, signing and mailing the enclosed proxy card.

Unless you vote your shares in person at the Annual Meeting, your vote must be received by 11:59 p.m. Pacific Time on November 18, 2025, to be counted. The telephone and internet procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the Annual Meeting. Each proxy that is properly completed, signed and returned to the Company prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions given in such proxy.

Beneficial Owners Held In “Street Name”

If you are “beneficial owner” of shares held in “street name”, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee. Since you are not the “stockholder of record,” you may not vote your shares virtually at the Annual Meeting unless you request and obtain a valid proxy from your nominee. Please contact your nominee directly for additional information.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail by 11:59 p.m. Pacific Time on November 18, 2025, or by voting at the meeting.

To request an additional proxy card, or if you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact Broadridge via-email at sendmaterial@proxyvote.com.

How can stockholders nominate a candidate for election as a director?

Any stockholders desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to be a Board nominee at any upcoming meeting of stockholders may do so by submitting that recommendation in writing to the Board not less than 90 days or more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting (the “Anniversary”). However, if the date of the upcoming annual meeting has been changed by more than 30 days before or after the Anniversary, the recommendation must be received no earlier than the close of business on the date that is 120 days prior to such annual meeting and not later than the close of business on the date that is the later of (i) 90 days prior to such annual meeting or (ii) 10 days following the day on which public announcement of the date of such meeting is first made by the Company. In addition, the recommendation for a Board nominee should be accompanied by the following information:

●	the name and address of the nominating stockholder and of the person or persons being recommended for consideration as a candidate for Board membership;
●	the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the candidate’s nomination;
●	a description of any arrangements or understandings, that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder and any other person or persons (naming such other person or persons);
●	such other information regarding each such recommended candidate as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC;
●	the written consent of each such recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director; and
●	the completed and signed questionnaire, representation and agreement made by the candidate as required by Section 6(D) of Article I of the Company’s Amended and Restated Bylaws.

What is the deadline to submit stockholder proposals for the 2027 Annual Meeting?

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held following the closing of our fiscal year ending June 30, 2026 (the “2027 Annual Meeting of Stockholders”) must be received at the Company’s principal office no less than 90 days or more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. However, if the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the one-year anniversary of this year’s Annual Meeting pursuant to the rules and regulations of the SEC, the Company will publicly announce such revised Annual Meeting date and applicable deadlines for stockholder proposals for action or nomination once finally determined. In such case, the recommendation must be received no earlier than the close of business on the date that is 120 days prior to such annual meeting and not later than the close of business on the date that is the later of (i) 90 days prior to such annual meeting or (ii) 10 days following the day on which public announcement of the date of such meeting is first made by the Company.

Generally, under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for our annual meeting, it must be delivered to our Corporate Secretary at our principal executive offices no later than 120 days prior to the first anniversary of the prior year’s annual meeting. Provided, however, that if the date of the annual meeting is more than 30 days before or after the first anniversary of the prior year’s annual meeting, notice by the stockholder must be delivered within a reasonable time before we begin to print and send our proxy materials. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, stockholders who intend to solicit proxies for the annual meeting in support of director nominees other than the nominees must provide notice that sets forth the information required by Rule 14a-9 promulgated under the Exchange Act and our bylaws no later than 60 days prior to the first anniversary of the prior year’s annual meeting. However, if the date of the annual meeting is changed by more than 30 days before or after the first anniversary of the prior year’s annual meeting, or if no annual meeting was held in the prior year, notice by the stockholder, to be timely, must be delivered by the date that is the later of (i) 60 days prior to the date of the annual meeting or (ii) the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by us.

Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by the Company.

Where can I find information about the Annual Report of the Company?

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K, for the fiscal year ended June 30, 2025 (our “2025 Annual Report”), as such was filed with the SEC, including our audited financial statements. Such report was filed with the SEC on September 17, 2025 and is available on the SEC’s website at www.sec.gov, as well as on our website at www.rezolutebio.com.

PROPOSAL 1

ELECTION OF DIRECTORS

We currently have seven directors serving on the Board as set forth in the table below. The ages of the directors are shown as of September 22, 2025.

Name	Age	Position	Date Appointed
Nevan Charles Elam	57	Chief Executive Officer, Principal Financial Officer and Acting Chairman of the Board	January 31, 2013
Erik Harris	55	Director	March 25, 2025
Gil Labrucherie	54	Director	November 20, 2019
Nerissa Kreher, M.D.	52	Director	March 2, 2021
Philippe Fauchet	67	Director	September 10, 2020
Wladimir Hogenhuis, M.D.	61	Director	March 2, 2021
Young-Jin Kim	68	Director	February 10, 2019

Each of our current directors has been nominated by the Board for re-election at the Annual Meeting. If elected, each nominee has consented to serve as a director and to hold office until the next annual stockholders’ meeting, until their successor is elected and shall have qualified, or until their earlier death, resignation, removal or disqualification. Mr. Kim and Mr. Elam are not “independent” as that term is defined in Section 5605(a) of Nasdaq listing rules.

When considering whether director nominees have the experience, qualifications, attributes and skills to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Presented below is biographical information about each nominee as of the date of this Proxy Statement. The information presented includes the nominee’s principal occupation and business experience for the past five years, and the names of other publicly held companies of which he currently serves as a director or has served as a director during the past five years.

Nevan Charles Elam. Mr. Elam has served as the Company’s Chief Executive Officer since January 2013. Mr. Elam has also served as the Company’s Acting Chair of the Board since May 2022. Prior to Mr. Elam’s service with Rezolute, he has served various leadership roles throughout his career including as Chief Executive Officer of a European medical device company, co-founder and Chief Financial Officer of a software company, as well as a Senior Vice President at Nektar Therapeutics. Earlier in his career, Mr. Elam was a corporate partner in the law firm of Wilson Sonsini Goodrich & Rosati. He serves as Director of Savara, Inc. Mr. Elam received his Juris Doctorate from Harvard Law School and a Bachelor of Arts from Howard University. We believe that Mr. Elam’s experience advising pharmaceutical companies of their unique legal and regulatory obligations qualifies him to serve on the board.

Erik Harris. Mr. Harris has served as the Chief Commercial Officer and Executive Vice President of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company, since June 2019 and served as its Senior Vice President and Head of North American Commercial Operations from July 2017 to June 2019. Prior to Ultragenyx, Mr. Harris spent six years at Crescendo Bioscience, Inc., a molecular diagnostic company, most recently as Vice President of Commercial. Earlier in his career, Mr. Harris served as Vice President of Marketing at InterMune, Inc., a biotechnology company, and also held positions in the commercial organizations at Elan Pharmaceuticals, Inc., Genentech, Inc., and Bristol-Myers Squibb Company. At the start of his professional career, Mr. Harris served as a Lieutenant Commander in Naval Aviation and Congressional Fellow for the United States Navy. Mr. Harris received a Master of Business Administration from the Wharton School of Business and a Bachelor of Science from the United States Naval Academy. We believe that Mr. Harris’s commercial and management experience with life science companies qualifies him to serve as a member of the Board.

Gil Labrucherie. Mr. Labrucherie serves as a member of Rezolute, Inc.’s Board of Directors and Chair of the Audit Committee. He brings more than 25 years of senior leadership experience in finance, corporate development, and legal to the Board. Since January 2025, Mr. Labrucherie has served as Chief Financial Officer of Septerna, Inc, a public clinical-stage biotechnology company with a GPCR drug discovery platform and a diverse pipeline of novel oral small molecule drug candidates. From August 2023 to December 2025, he served as the Chief Financial Officer and Chief Business Officer (from May 2024) of Acelyrin, Inc., a public late-stage clinical stage biotechnology company focused on auto-immune conditions.  From July 2022 to November 2022, he also served as the Chief Financial Officer of Acelyrin, Inc.  From June 2016 to June 2022, Mr. Labrucherie served as the Chief Financial Officer and Chief Operating Officer (from November 2019) of Nektar Therapeutics, a publicly traded biotechnology company.  Prior to that, Mr. Labrucherie served in numerous executive leadership roles in high-growth biotechnology and technology companies and began his career as corporate counsel at the law firm of Wilson Sonsini Goodrich & Rosati.  Mr. Labrucherie served as a director of Valinor Pharma LLC, a company focused on innovative commercialization of medicines until its acquisition by Grunenthal in July 2024.  Mr. Labrucherie received his J.D. from the University of California Berkeley Law School, where he was a member of the California Law Review and Order of the Coif, and received his B.A., with highest honors, from the University of California, Davis.  Mr. Labrucherie is a member of the State Bar of California and is a CFA® charterholder. We believe Mr. Labrucherie’s experience as the Chief Operating Officer and Chief Financial Officer of public biotechnology companies and his management background as an executive in different organizations qualify him to serve on the Board.

Nerissa Kreher, M.D., M.S., MBA. Dr. Kreher serves as a member of our Board. Since January 2025 she has been Chief Medical Officer of Alltrna. From March 2024 until December 2024, Dr. Kreher served as an interim Chief Medical Officer for Lucy Therapeutics and also was a clinical development consultant for several rare disease biotechnology companies. From December 2020 until February 2024, Dr. Kreher served as Chief Medical Officer of Entrada Therapeutics, Inc. From February 2019 to October 2020, Dr. Kreher served as Chief Medical Officer at Tiburio Therapeutics, Inc., where she was responsible for clinical development, clinical operations, regulatory and patient advocacy. From October 2016 to December 2018, Dr. Kreher served as Chief Medical Officer at Avrobio, Inc., where she oversaw clinical and regulatory development strategy for the Company’s rare disease, ex vivo lentiviral gene therapy pipeline programs. From March 2015 to July 2016, Dr. Kreher served as Global Head (VP) of Clinical and Medical Affairs of Zafgen, Inc., where she was a strategic leader of a cross-functional team charged with creation of global development strategy for beloranib. Dr. Kreher is a board-certified pediatric endocrinologist and holds multiple degrees including her B.S. in biology from University of North Carolina at Chapel Hill, M.D. from East Carolina University, an M.S. in clinical research from Indiana University-Purdue University Indianapolis, and an MBA from Northeastern University Graduate School of Business Administration. We believe Dr. Kreher’s experience in the pharmaceutical industry and her service as an executive and Chief Medical Officer of a range of private and publicly held companies qualify her to serve on the Board.

Philippe Fauchet. Mr. Fauchet serves as a member of our Board. Mr. Fauchet has spent more than 35 years in the pharmaceutical industry, most recently as the Chairman of GlaxoSmithKline K.K. from April 2017 to February 2019. Mr. Fauchet joined GlaxoSmithKline K.K. as President & Representative Director in 2010. Previously, he served as Senior Vice President, Corporate Business Development Head of Sanofi-Aventis Group and a member of the Management Committee. Mr. Fauchet is an external director on the board of three Japanese biotech companies and a consultant for various life sciences companies. Mr. Fauchet is a graduate of Hautes Etudes Commerciales in France and received a Bachelor of Law at Paris X University. He is an Honorary Officer of the Order of the British Empire (O.B.E.). We believe Mr. Fauchet’s experience in the pharmaceutical industry as a director, consultant, and advisor qualifies him to serve on the Board.

Wladimir Hogenhuis, M.D., MBA. Dr. Hogenhuis serves as a member of our Board. Dr. Hogenhuis currently serves as CEO of Akodio Therapeutics, a UCSF spin-out developing novel immunotherapies for Multiple Sclerosis. He previously served as Chief Operating Officer of Ultragenyx Pharmaceutical Inc. (NASDAQ: RARE) with responsibilities for global commercial operations, business development, and manufacturing of medicines for patients with rare diseases. Before that, Dr. Hogenhuis served as Senior Vice President and Global Franchise Head, Specialty Pharmaceuticals of GlaxoSmithKline Plc. (LSE/NYSE: GSK), from December 2012 to September 2018. From 1994 to 2012, he served in leadership positions at Merck in the U.S., China, and Europe, where he was responsible for managing the P&L of specialty and cardiovascular care medicines. He also served as a National Institutes of Health Fellow in Medical Decision Making at New England Medical Centre in Boston, and as a Naval Lieutenant Surgeon in the Royal Dutch Navy. Dr. Hogenhuis

currently serves on the board of IHP therapeutics, a private US-based company developing novel therapies for sickle cell disease. He previously served as a member of the board of directors of Vision 2020, a global initiative for the elimination of avoidable blindness, a joint program of the World Health Organization and the International Agency for the Prevention of Blindness. Dr. Hogenhuis received his M.D. Cum Laude from the University of Leiden in the Netherlands and received an M.B.A. from the Wharton School of Business at The University of Pennsylvania, Philadelphia. We believe Dr. Hogenhuis’s experience in the pharmaceutical industry and his service on the board of directors of a range of private companies qualify him to serve on the Board.

Young-Jin Kim. Mr. Kim serves as a member of our Board and served as Chair of the Board until May 2022. Mr. Kim is Chairman & CEO of Handok Inc. (“Handok”), one of the leading pharmaceutical companies in the Republic of Korea. Mr. Kim also serves as Chairman of the Board of Directors of Genexine Inc. Mr. Kim joined Handok in 1984 and spent two years between 1984 and 1986 working at Hoechst AG in Frankfurt, Germany. Between 1991 and 2005, he served as CEO of Roussel Korea, Hoechst Marion Roussel Korea and Aventis Pharma Korea and also appointed as the Country Manager of Hoechst AG and Aventis in Korea between 1996 and 2005. In 1996, he was appointed as CEO of Handok. Mr. Kim has been serving as President of Handok Jeseok Foundation since 2014. He has also been serving as President of KDG (Korean-German Society) since 2010. Mr. Kim received an MBA at the Kelley School of Business at Indiana University in 1984 and received the award of Distinguished Alumni Fellows from Indiana University. Mr. Kim completed Advanced Management Program at the Harvard Business School in 1996. We believe Mr. Kim’s experience working with pharmaceutical companies qualifies him to serve on the Board.

Information about the Board of Directors

Board Composition

Effective July 1, 2025, the composition of the Board Committees was adjusted as follows:

Committee Composition
Committee Name	Prior to July 1, 2025	After July 1, 2025
Audit Committee	Gil Labrucherie (Chair) Philippe Fauchet Wladimir Hogenhuis	Gil Labrucherie (Chair) Philippe Fauchet Wladimir Hogenhuis
Compensation Committee	Wladimir Hogenhuis (Chair) Gil Labrucherie Nerissa Kreher Philippe Fachet	Wladimir Hogenhuis (Chair) Erik Harris Nerissa Kreher
Nominating and Governance Committee	Nerissa Kreher (Chair) Gil Labrucherie Philippe Fauchet Wladimir Hogenhuis	Nerissa Kreher (Chair) Gil Labrucherie Philippe Fauchet

Our Board currently consists of seven members. Directors elected at this meeting and each subsequent annual meeting will be elected for one-year terms or until their successors are duly elected and qualified. We have one board observer So-Hyun Kwon, a representative from Handok Inc.

Our Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for us at that time. Currently, our Chief Executive Officer, Nevan Elam, serves as the Acting Chairman of the Board.

Selection of Nominees for our Board of Directors Experience, Qualifications, and Diversity

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our Company and stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and, in the case of non-executive director, independence. In addition to these minimum requirements, our Board will evaluate whether the nominee’s skills are complementary to the existing directors’ skills and our Board’s need for operational, managerial, financial, international, industry-specific or other expertise. We do not have a specific written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity as a positive additional characteristic in potential nominees.

The Board does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees. Not only has this informal approach to the promotion of diversity resulted in a group of director nominees that we believe to be individuals of substantial accomplishment with demonstrated leadership capabilities, but it has also resulted in a group of director nominees possessing diversity of thought, perspective, experience, and backgrounds.

In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures above and will receive the same consideration that other nominees receive. All nominees are evaluated by our Nominating and Governance Committee to determine whether they meet the minimum qualifications and whether they will satisfy our Board’s needs for specific expertise at that time.

No stockholder has nominated anyone for election as a director at this annual meeting.

Meetings of the Board of Directors

Our Board held four meetings during the fiscal year ended June 30, 2025. Each of our directors attended at least 75% of the meetings held by the Board and the committees of the Board on which he or she served during the fiscal year ended June 30, 2025.

Board Committees

Audit Committee

The Audit Committee operates under an Audit Committee Charter that is available on our website, www.rezolutebio.com. The functions performed by our Audit Committee consist of selection of the firm of independent registered public accounting firm to be retained by us, periodic meetings with our independent registered public accounting firm to review our accounting policies and internal controls, review the scope and adequacy of the independent registered public accounting firm’s examination of our annual financial statements, and pre-approval of services rendered by our independent registered public accounting firm and pre-approval of all related-party transactions.

Mr. Labrucherie serves as chair of the audit committee and along with Mr. Fauchet and Dr. Hogenhuis all are “independent directors” as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. In addition, the Board determined that Mr. Labrucherie and Dr. Hogenhuis are qualified as “audit committee financial experts” as such term is used in the rules and regulations of the SEC. Our Audit Committee held four meetings during the fiscal year ended June 30, 2025.

For the fiscal year ended June 30, 2025, Mr. Labrucherie, Mr. Fauchet and Dr. Hogenhuis received additional compensation for their service as members of our Audit Committee.

Compensation Committee

The Compensation Committee operates under a Compensation Committee Charter that is available on our website, www.rezolutebio.com. Dr. Hogenhuis serves as chair of the compensation committee and along with Mr. Labrucherie, Mr. Fauchet, and Dr. Kreher all are considered an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq

Listing Rules. The Compensation Committee is responsible for establishing and administering our compensation arrangements for all executive officers.

The functions performed by our Compensation Committee provided for meetings no less frequently than annually (and more frequently as circumstances dictate) to discuss and determine executive officer and director compensation. The Compensation Committee may from time to time utilize the services of a compensation consultants and utilize compensation data from companies that the Compensation Committee deems to be competitive with us in connection with its annual review of executive compensation. The Compensation Committee has the power to form and delegate authority to subcommittees when appropriate, provided that such subcommittees are composed entirely of directors who would qualify for membership on the Compensation Committee pursuant to applicable Nasdaq Listing Rules. Our Compensation Committee held three meetings during the fiscal year ended June 30, 2025.

For the fiscal year ended June 30, 2025, Dr. Hogenhuis, Mr. Labrucherie, Mr. Fauchet, and Dr. Kreher received additional compensation for their service as members of our Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a Nominating and Governance Committee Charter that is available on our website at www.rezolutebio.com. Dr. Kreher serves as chair of the nominating and governance committee and along with Mr. Labrucherie, Mr. Fauchet, and Dr. Hogenhuis all are considered an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. The Nominating and Governance Committee is responsible for nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

Stockholders who wish to recommend nominees for consideration by the Nominating and Governance Committee must deliver their nominations in writing to our Corporate Secretary. Submissions must include sufficient biographical information concerning the recommended individual for the Nominating and Governance Committee to consider, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements, and other board memberships (if any) held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Nominating and Governance Committee and to serve if elected by stockholders. The Nominating and Governance Committee may consider such stockholder recommendations when it evaluates and recommends nominees to the Board for submission to the stockholders at each annual meeting.

The Nominating and Governance Committee do not have a specific diversity policy, but consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process. Our Nominating and Governance Committee held three meetings during the fiscal year ended June 30, 2025.

For the fiscal year ended June 30, 2025, Dr. Kreher, Mr. Labrucherie, Mr. Fauchet, and Dr. Hogenhuis received additional compensation for their service as members of our Nominating and Governance Committee.

Communications with the Board

Stockholders may communicate with the Board or any of the directors by sending written communications addressed to the Board generally, or to any director(s), to Rezolute, Inc., 275 Shoreline Drive, Suite 500, Redwood City, California 94065. All communications are compiled and forwarded to the Board or the individual director(s) accordingly.

Board Leadership Structure and Role in Risk Oversight

The Board understands that board structures vary greatly among United States public corporations, and the Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

Currently, the Chairman of the Board of Directors is the Company’s President and Chief Executive Officer, Nevan C. Elam. The Board believes that combining the Chairman and Chief Executive Officer positions are currently the most effective leadership structure for the Company given Mr. Elam’s in-depth knowledge of the Company’s business, operations and industry, as well as his ability to formulate and implement strategic initiatives. Further, Mr. Elam is intimately involved in the day-to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the Board.

Nevertheless, the Board believes that “one-size” does not fit all, and the decision of whether to combine or separate the positions of Chairman and Chief Executive Officer will vary from company to company and depend upon a company’s particular circumstances at a given point in time. Accordingly, the Board will continue to consider from time to time whether the Chairman and Chief Executive Officer positions should be combined or separated based on what the Board believes is best for the Company and its stockholders.

Our Board has overall responsibility for the oversight of risk management. As part of this oversight, on a regular basis, our Board receives reports from various members of management and is actively involved in monitoring and approving key decisions relating to our operations and strategy. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. For example, the Audit Committee oversees risks relating to accounting and financial reporting matters, as well as the enterprise risk management process; the Compensation Committee oversees risks relating to the compensation and incentives provided to our executive officers; and the Nominating and Governance Committee oversees risks and exposures associated with director and management succession planning, corporate governance and overall effectiveness of the Board. The Board is advised by these committees of significant risks and management’s response via periodic updates.

DIRECTOR COMPENSATION

We utilize a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our Board. Additionally, our directors are reimbursed for reasonable travel expenses incurred in attending meetings. Presented below is a listing of the individuals that served as directors and the related committee appointments as of June 30, 2025:

Committee Appointments
Nominating
Director Name	Audit	Compensation	and Governance
Committee Members as of June 30, 2025:
Erik Harris(1)
Gil Labrucherie(2)	X	X	X
Nerissa Kreher(3)		X	X
Philippe Fauchet(4)	X	X	X
Wladimir Hogenhuis(5)	X	X	X
Young-Jin Kim(6)
(1)	Mr. Harris was appointed to serve as a member of our Board of Directors on March 25, 2025.
(2)	Mr. Labrucherie was appointed to serve as a member of our Board of Directors, Compensation Committee, Nominating and Governance Committee, and as chair of our Audit Committee on November 20, 2019.
(3)	Dr. Kreher was appointed to serve as a member of our Board of Directors, Compensation Committee, and Nominating and Governance Committee on March 2, 2021 and chair of our Nominating and Governance Committee as of July 1, 2022.
(4)	Mr. Fauchet was appointed to serve as a member of our Board of Directors, Audit Committee, and Nominating and Governance Committee on September 10, 2020.
(5)	Dr. Hogenhuis was appointed to serve as a member of our Board of Directors, Audit Committee, Nominating and Governance Committee and Compensation Committee on March 2, 2021 and chair of our Compensation Committee as of July 1, 2022.
(6)	Mr. Young-Jin Kim was appointed to serve as our Chair of the Board of Directors on February 16, 2019. He resigned from this position as Chair in May 2022, but remains a member of our Board of Directors.

Director Compensation Table

Nevan Charles Elam has served as our Chief Executive Officer and a member of our Board of Directors since January 2013. In addition, Mr. Elam has served as Acting Chair of the Board of Directors, since May 2022. Mr. Elam does not receive any additional compensation for serving as a director or as our Acting Chair and therefore has been excluded from the following table. Please refer to the “Executive Compensation” section above for a description of Mr. Elam’s compensation.

The following table provides information related to the compensation of the remaining individuals that served as a members of our Board of Directors during the fiscal year ended June 30, 2025:

	Fees Earned
	or Paid in		Stock		Option
Name	Cash ($)		Awards ($)(7)		Awards ($)(7)		Total ($)
Erik Harris	11,250	(1)	—	(8)	125,670	(10)	136,920
Gil Labrucherie	74,000	(2)	157,065	(9)	65,093	(11)	296,158
Nerissa Kreher	63,000	(3)	157,065	(9)	65,093	(11)	285,158
Philippe Fauchet	67,500	(4)	157,065	(9)	65,093	(11)	289,658
Wladimir Hogenhuis	71,500	(5)	157,065	(9)	65,093	(11)	293,658
Young-Jin Kim	45,000	(6)	157,065	(9)	65,093	(11)	267,158
(1)	Consists of $11,250 for serving as a member of the Board of Directors.
(2)	Consists of $45,000 for serving as a member of the Board of Directors, $15,000 for serving as Chair of the Audit Committee, $7,000 for serving as a member of the Compensation Committee and $7,000 for serving as a member of the Nominating and Governance Committee.
(3)	Consists of $45,000 for serving as a member of the Board of Directors, $11,000 for serving as Chair of the Nominating and Governance Committee and $7,000 for serving as a member of the Compensation Committee.
(4)	Consists of $45,000 for serving as a member of the Board of Directors, $10,000 for serving as a member of the Audit Committee, $7,000 for serving as a member of the Compensation Committee and $7,000 for serving as a member of the Nominating and Governance Committee.
(5)	Consists of $45,000 for serving as a member of the Board of Directors, $11,000 for serving as Chair of the Compensation Committee, $10,000 for serving as a member of the Audit Committee and $7,000 for serving as a member of the Nominating and Governance Committee.
(6)	Consist of $45,000 for serving as a member of the Board of Directors.
(7)	The aggregate grant date fair value for the stock awards (restricted stock units or “RSUs”) and stock option awards is computed in accordance with ASC 718 set forth by the Financial Accounting Standards Board. A discussion of key assumptions made in the valuation of RSUs and stock options is presented in Note 8 to our consolidated financial statements, included in our annual report on Form 10-K for the year ended June 30, 2025. For purposes of this table, the entire fair value of awards is reflected in the year of grant, whereas under ASC 718 the fair value of such awards are generally recognized over the vesting period in our financial statement.
(8)	No RSUs were granted to this member of the Board of Directors during the fiscal year ended June 30, 2025.
(9)	Consists of the fair value of RSUs granted on February 16, 2025 for 25,500 shares at $4.61 per share and June 10, 2025 for 9,000 shares at $4.39 per share, to each director identified above. These RSUs vest over one year until March 1, 2026 and July 1, 2026, respectively, when the entire awards will be vested.
(10)	Consists of the fair value of a stock option granted on March 25, 2025 for 60,000 shares exercisable at $2.89 per share for a period of ten years. These stock options vest ratably over 36 months until March 24, 2028 when the entire award will be vested.
(11)	Consists of the fair value of a stock options granted on February 16, 2025 for 15,000 shares exercisable at $4.61 per share and June 10, 2025 for 5,000 shares exercisable at $4.39 per share, for a period of ten years from the grant date to each director identified above. These stock options vest over one year until March 1, 2026 and July 1, 2026, respectively, when the entire awards will be vested.

The aggregate number of outstanding options held by our non-employee directors as of June 30, 2025 was as follows:

	Shares Underlying	Shares Underlying
	Stock Awards Outstanding	Options Outstanding
	Unvested	Vested	Unvested
Erik Harris	—	5,000	55,000
Gil Labrucherie	34,500	107,166	35,834
Nerissa Kreher	34,500	104,166	35,834
Philippe Fauchet	34,500	104,166	35,834
Wladimir Hogenhuis	34,500	104,166	35,834
Young-Jin Kim	34,500	40,000	20,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director, (ii) each Named Executive Officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock, in each case as of September 22, 2025 (the “Record Date”), unless otherwise indicated below. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting or investment power with respect to such securities. Under these rules, beneficial ownership includes all shares as to which the individual or entity has sole or shared voting power and investment power and includes all shares that an individual or entity has the right to acquire within 60 days after the Record Date through the exercise of pre-funded warrants, other warrants, stock options, or other rights.

Certain shareholders have voluntarily placed ownership blocker restrictions that prevent exercise of their pre-funded warrants and other warrants for a 60-day period. Accordingly, such pre-funded warrants and other warrants with ownership blocker restrictions are not considered to be beneficially owned by those shareholders because the underlying shares does not have voting and dispositive rights within 60 days after the Record Date.

Shares that are subject to beneficial ownership through the exercise of pre-funded warrants, other warrants and stock options are deemed to be outstanding and beneficially owned for the purpose of computing share and percentage ownership of that person or entity but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity.

Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown beneficially owned by them. This information is not necessarily indicative of beneficial ownership for any other purpose.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 90,828,052 shares of common stock issued and outstanding as of the Record Date. Unless otherwise indicated, the address of our directors and executive officers is c/o Rezolute, Inc., 275 Shoreline Drive, Suite 500, Redwood City, California 94065.

		Beneficial		Percent
Name of Beneficial Owner	Position with Company	Ownership		of Class
Stockholders in excess of 5%
Entities associated with Federated Hermes, Inc.	Stockholder	14,164,712	(1)	14.99%
FMR, LLC	Stockholder	12,811,876	(2)	14.11%
Handok, Inc.	Stockholder	8,423,386	(3)	9.27%
Directors and Executive Officers:
Nevan Charles Elam	Chief Executive Officer, Acting Chair of the Board of Directors	2,995,673	(4)	3.30%
Erik Harris	Director	11,666	(5)	*
Gil Labrucherie	Director	164,072	(6)	*
Nerissa Kreher	Director	110,576	(7)	*
Philippe Fauchet	Director	107,500	(8)	*
Wladimir Hogenhuis	Director	166,025	(9)	*
Young-Jin Kim	Director	8,578,836	(10)	9.45%
Brian Roberts	Chief Medical Officer	857,351	(11)	* %
Daron Evans	Chief Financial Officer	418,628	(12)	*
Sunil Karnawat	Chief Commercial Officer	12,340	(13)	*
Directors and executive officers as a group (10 people)		13,422,667	(14)	14.78%
(1)	The number of shares includes an aggregate of 10,490,659 shares of common stock held by entities associated with Federated Hermes, Inc., 123,000 shares currently issuable upon the exercise of pre-funded warrants at $0.01 per share,

3,421,053 shares currently issuable upon the exercise of Class B pre-funded warrants at $0.001 per share, and 130,000 shares currently issuable upon the exercise of the 2024 pre-funded warrants. The number of shares excludes 400,000 shares currently issuable upon the exercise of warrants at $19.50 per share due to a 14.99% ownership blocker, 1,745,000 shares currently issuable upon the exercise of the 2024 pre-funded warrants at $0.001 per share due to a 14.99% ownership blocker and 2,755,385 shares currently issuable upon the exercise of the 2025 pre-funded warrants at $0.001 per share due to a 14.99% ownership blocker. These shares and warrants are owned by separate entities which are collectively referred to as the “Funds” which are managed by Federated Global Investment Management Corp., a wholly owned subsidiary of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Parent”). All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Ann C. Donahue and J. Christopher Donahue act as trustees (collectively referred to as the “Trustees”). The Parent’s subsidiary has the power to direct the vote and disposition of the securities held by the Funds. Each of the Parent, its subsidiary, the Trust, and each of the Trustees expressly disclaim beneficial ownership of such securities. The address of the entities associated with Federated Hermes, Inc. is 4000 Ericsson Drive, Warrendale, PA 15086.
(2)	The amount reported based solely on information provided in Schedule 13G filed with the SEC on August 6, 2025, reporting beneficial ownership as of June 30, 2025. FMR LLC has sole voting power and sole dispositive power over 12,811,876 shares of our common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of the principal business office of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(3)	Voting and investment authority over our shares of common stock owned by Handok, Inc. is held by the board of directors of Handok, Inc. The address of stockholder is 132, Teheran-Ro, Gangman Gu, Seoul, Republic of Korea.
(4)	Consists of (i) 20,119 shares of our common stock and (ii) 2,975,554 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of the Record Date.
(5)	Consists of 11,666 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of the Record Date.
(6)	Consists of (i) 53,752 shares of our common stock owned by a trust controlled by Mr. Labrucherie and (ii)110,500 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of the Record Date.
(7)	Consists of (i) 3,076 shares of our common stock and (ii) 107,500 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of the Record Date.
(8)	Consists of 107,500 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of the Record Date.
(9)	Consists of (i) 58,525 shares of our common stock and (ii) 107,500 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of the Record Date.
(10)	Consists of (i) 115,450 shares of our common stock owned by Mr. Kim and (ii) 8,423,386 shares of our common stock that are owned by Handok, Inc., and (iii) 40,000 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of the Record Date. As Chairman and CEO of Handok, Inc., Mr. Kim has shared investment and voting authority over the shares owned by Handok, Inc.

(11)	Consists of (i) 54,352 shares of our common stock, (ii) 15,500 shares of our common stock held in an Individual Retirement Arrangement (“IRA”), and (iii) 787,499 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of the Record Date.
(12)	Consists of (i) 165,900 shares of common stock, (ii) 92,000 shares owned by related parties, and (iii) 160,728 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of the Record Date.
(13)	Consists of (i) 2,442 shares of common stock, and (ii) 9,898 shares of common stock held in an IRA and health savings account.
(14)	Consists of (i) 9,025,886 shares of our common stock that are either owned or beneficially owned by our directors and officers as discussed above, and (ii) an aggregate of 4,396,781 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of the Record Date.
*	Less than 1%.

Equity Compensation Plan Information

The following table displays equity compensation plan information as of June 30, 2025 (shares in thousands):

		Shares to be Issued Upon				Securities
	Plan	Exercise of Outstanding Options:				Available
	Termination	Number of		Weighted Average		For Future
	Date	Shares		Exercise Price		Issuance
Equity compensation plans approved by security holders:
2015 Non-Qualified Stock Option Plan	February 23, 2020	15		$14.50		—
2016 Non-Qualified Stock Option Plan	October 31, 2021	123		16.93		—
2021 Equity Incentive Plan	March 31, 2031	13,321	(1)	3.77	(1)	559
2022 Employee Stock Purchase Plan	Indefinite	—		—		500
Equity compensation plans not approved by security holders:
2019 Non-Qualified Stock Option Plan	July 31, 2029	200		14.50		—
Inducement Stock Option	January 23, 2029	425		2.44		1,075
Total		14,084		3.82		2,134
(1)	Includes 1.1 million shares of common stock issuable (subject to vesting) with respect to restricted stock units granted pursuant to the 2021 Plan. These shares are not included in the calculation of the weighted average exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended June 30, 2025, all filing requirements applicable to its executive officers, directors and ten percent beneficial owners were complied with except that (i) Form 4 was filed late by Nerissa Kreher for shares of common stock purchased in the June 13, 2025 Registered Direct Offering ,and (ii) Form 4 was filed late by Young-Jin Kim for shares of common stock purchased in the June 13, 2025 Registered Direct Offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

We rely on our Audit Committee to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Audit Committee reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

Because our common stock is currently listed on the Nasdaq Capital Market, we have used the definition of “independence” as defined under the rules of the Nasdaq Stock Market to determine whether our current directors or our new directors are independent. We have determined that as of June 30, 2025, Messrs. Fauchet and Harris and Labrucherie and Drs. Hogenhuis and Kreher were independent directors as defined by Nasdaq Rule 5605(a)(2), and for purposes of Section 16 of the Exchange Act. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;
●	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;
●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or
●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

Investors in Registered Direct Offerings

In connection with the 2024 Private Placement in July 2024, Handok purchased 1,250,000 shares of common stock at $4.00 per share. The aggregate gross proceeds from Handok amounted to $5.0 million.

In connection with the 2025 Private Placement in May 2025, Handok and Nerissa Kreher purchased 1,230,769 and 3,076 shares, respectively, of common stock at $3.25 per share. The aggregate gross proceeds from these transactions amounted to $4.0 million.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting on the election of directors. The nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named above. If you do not vote for a particular nominee, or if you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum. Generally, brokers do not have discretion to vote uninstructed shares with respect to this “non-routine” matter. However, broker non-votes are not votes cast; thus broker non-votes will not be counted “for” or “against” the nominee. If any director-nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by our Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE ABOVE-IDENTIFIED DIRECTOR-NOMINEES.

PROPOSAL 2

ACCOUNTANT PROPOSAL

Our board has appointed the firm Grant Thornton LLP (“Grant Thornton”), to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026. While our Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, our Board is requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, our Board, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, our Board may reconsider, but might not change, its appointment. A representative of Grant Thornton is expected to attend virtually at the Annual Meeting and is available to respond to appropriate questions. Such representative does not intend to make a statement at the Annual Meeting.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Grant Thornton served as our independent registered public accounting firm for the fiscal years ending June 30, 2025 and 2024. Plante & Moran, PLLC (“Plante Moran”) served as our independent registered public accounting firm for the preceding fiscal year ending June 30, 2023. The change in the Company’s independent registered public accounting firm was previously disclosed in the Company’s 8-K dated March 14, 2024. The aggregate fees billed by Grant Thronton and Plante Moran for professional services rendered to us for the fiscal years ended June 30, 2025 and 2024 are set forth in the table below.

	2025	2024
	Amount	Amount
Audit fees(1)	$613,300	$516,000
Tax fees(2)	—	29,250
Total	$613,300	$545,250
(1)	Audit fees represent amounts billed for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q, and reviews of any other SEC filings.
(2)	Tax fees consist of fees billed for professional services for tax compliance, tax planning and tax advice. These services include assistance regarding federal and state tax compliance.

Pre-Approval Policy

Our Audit Committee endeavors to approve in advance all services provided by our independent registered public accounting firm. All services provided by our independent registered public accounting firm for the fiscal years ended June 30, 2025 and 2024 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed Rezolute’s audited financial statements for fiscal years ended June 30, 2025 and June 30, 2024 with Rezolute’s management.

The Audit Committee has discussed with Rezolute’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. l, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Board received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent auditors its independence from the Company and its management. Based on such review and discussions, the Board approved the audited financial statements that are included in the Company’s 2025 Annual Report.

Respectfully submitted,

Mr. Labrucherie, Chairman

Mr. Fauchet

Dr. Hogenhuis

Vote Required

The affirmative vote of the majority of votes cast at the Annual Meeting will be required to ratify the appointment Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. Abstentions will have no effect on this proposal. If you hold your shares in “street name” and do not provide timely voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2026.

PROPOSAL 3

SAY-ON-PAY PROPOSAL

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K. We refer to this advisory vote as the “say-on-pay” vote. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices of our company described in this Proxy Statement. The vote is required under Section 14A of the Securities Exchange Act of 1934, as amended. If stockholders do not approve the compensation structure, the compensation committee of our Board will reexamine executive compensation.

Consistent with this right to give an advisory “say-on-pay” vote, we are asking stockholders to indicate their support at the Annual Meeting for the compensation of our NEOs as described in this Proxy Statement by casting an advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve the compensation of the “named executive officers” of Rezolute, Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for such company’s 2026 annual meeting of stockholders pursuant to the SEC’s compensation disclosure rules.”

The compensation of our NEOs is disclosed in the section entitled “Executive Compensation” below, including the tabular and narrative disclosures set forth in such section.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current NEOs. The ages of the NEOs are shown as of September 22, 2025.

Name	Age	Position	Date Appointed
Nevan Charles Elam	57	Chief Executive Officer and Acting Chairman of the Board	January 31, 2013
Brian Roberts	51	Chief Medical Officer	June 1, 2022
Daron Evans	52	Chief Financial Officer	January 23, 2024
Sunil Karnawat	58	Chief Commercial Officer	August 18, 2025

The biographical information for the Directors, including Mr. Elam, is set forth above in the Board of Directors Proposal. Set forth below is biographical information with respect to Dr. Roberts, Mr. Evans, and Dr. Karnawat.

Brian K. Roberts, M.D.  Dr. Roberts joined the Company in 2015 and has been serving as the Company’s Chief Medical Officer since June 1, 2022. Previously, Dr. Roberts served as Head of Clinical Development as consultant until 2017, followed by his employment as Vice President until October 23, 2020, when he was subsequently promoted to Senior Vice President of Clinical Development. Prior to joining us, Dr. Roberts directed clinical development at Fibrogen, Inc. from 2012 to 2017, where he led the successful launch and execution of the global Phase 3 program and out-licensing pharmaceutical partnership for Roxadustat, a novel oral therapy for anemia associated with kidney disease, resulting in global NDA filings. From 2007 until 2012, Dr. Roberts held clinical development positions of increasing responsibility at Metabolex, Inc., where he developed novel therapies for metabolic diseases such as diabetes, dyslipidemia, NASH, and gout. His program and clinical leadership from IND through clinical proof-of-concept helped secure a global licensing and co-development agreement with a major pharmaceutical partner for a novel diabetes therapy. He is an inventor or author on more than 25 patents and publications in the fields of Endocrinology and Metabolism. Dr. Roberts received his B.S. in biochemistry from the University of California, San Diego and his medical degree Magna Cum Laude from Georgetown University. He completed residency in Internal Medicine and fellowship in Endocrinology at Stanford University, where he subsequently served as an Adjunct Associate Professor in the Division of Endocrinology. Dr. Roberts continues to see patients and mentor trainees on a periodic voluntary basis in the Endocrinology clinic at the Stanford-affiliated Veterans Affairs hospital in Palo Alto, CA.

Daron Evans.  Prior to joining the Company, he served as Chief Executive Officer of AlloRock, Inc., a biotechnology company in the cardiometabolic disease space, as well as Chief Executive Officer of Specialty Renal Products, Inc., a medical device company in the dialysis space. Previously, Mr. Evans served as Chief Executive Officer of Nephros, Inc, and Chief Financial Officer of Nile Therapeutics, Inc. Since 2015, Mr. Evans has been Managing Director of PoC Capital, LLC, a fund focused on investing in public life science companies. As a seasoned biotech leader and entrepreneur, Mr. Evans has recognized the value of Rezolute’s novel therapies for rare and metabolic disease. His experience in corporate finance, capital markets, and strategic transactions will help shepherd Rezolute through its next chapter in late-stage development and support its mission to help patients in need. Mr. Evans received his B.S. in chemical engineering from Rice University, an MBA from Duke University, and an M.S. in biomedical engineering in a joint program between the University of Texas at Arlington and University of Texas Southwestern Medical School.

Sunil Karnawat. Prior to joining the Company, he served as Vice President for Cytokinetics Pharmaceuticals. From 2017 through 2024, Dr. Karnawat served in various executive and vice president roles with Ultragenyx Pharmaceuticals in which Dr. Karnawat was involved in leading key commercial functions in launching four ultra-rare disease products, including Crysvita with indications for X-linked Hypophosphatemia and Tumor-induced Osteomalacia. Prior to Ultragenyx, Dr. Karnawat worked in various biotech and pharmaceutical companies leading marketing, sales, and market access functions. Dr. Karnawat has over 25 years of experience in the pharmaceutical industry.  Dr. Karnawat’s education includes an MBA from the Wharton School of Business at the University of Pennsylvania, a Ph.D. and an M.S. in Engineering from North Dakota State University, and a B.E. in Civil Engineering from the College of Engineering in Pune, India.

EXECUTIVE COMPENSATION

Summary Compensation Table

Our NEOs consist of individuals that served as our principal executive officer during the fiscal year ended June 30, 2025, the next two most highly compensated executive officers who were serving as an executive officers as of June 30, 2025, and our chief commercial officer, who entered into an employment agreement subsequent to June 30, 2025. The following table sets forth information concerning the compensation of Mr. Elam, Dr. Roberts, Mr. Evans, and Dr. Karnawat, our NEOs, during the fiscal years ended June 30, 2025 and 2024:

	Fiscal					Stock		All Other
Name and Position	Year	Salary		Bonus		Awards		Compensation		Total
Nevan Charles Elam	2025	$610,825	(1)	$451,662	(4)	$1,767,204	(6)	$21,418	(7)	$2,851,109
Chief Executive Officer	2024	$550,167	(1)	$342,228	(5)	$277,032	(6)	$23,273	(7)	$1,192,700
Brian Roberts, M.D.	2025	$483,361	(2)	$221,988	(4)	$667,202	(6)	$62,177	(8)	$1,434,728
Chief Medical Officer	2024	$471,572	(2)	$195,559	(5)	$105,924	(6)	$44,904	(9)	$817,959
Daron Evans	2025	$421,458	(3)	$231,112	(4)	$1,016,452	(6)	$46,639	(10)	$1,715,661
Chief Financial Officer	2024	$121,267	(3)	$59,734	(5)	$201,025	(6)	$2,039	(11)	$384,065
Sunil Karnawat	2025	$—	(12)	$—	(12)	$—	(12)	$—	(12)	$—
Chief Commercial Officer	2024	$—	(12)	$—	(12)	$—	(12)	$—	(12)	$—
(1)	Pursuant to the amended and restated employment agreement discussed below, Mr. Elam’s base salary increased to $505,000 on February 15, 2021. On May 25, 2022, Mr. Elam’s base salary was increased to $525,000, with an effective date of January 1, 2022, subsequently increased on January 3, 2023, to $543,375, then increased on January 1, 2024 to $566,959 and subsequently increased to $625,000 on September 15, 2024. Mr. Elam also serves as Acting Chair of our Board of Directors for which no incremental compensation is paid.
(2)	Pursuant to the employment agreement discussed below, on February 15, 2021, Dr. Roberts’ base salary increased to $390,000, and subsequently increased to $405,900 on January 1, 2022. On May 25, 2022, Dr. Roberts was appointed by our Board of Directors as our Chief Medical Officer, with a base salary of $450,000 effective June 1, 2022. On January 3, 2023, Dr. Roberts’ base salary was increased to $465,750, then increased to $477,394 on January 1, 2024 and subsequently increased to $489,329 on January 1, 2025.
(3)	Pursuant to the offer letter and employment agreement discussed below, effective September 15, 2024, Mr. Evans base salary increased to $460,000.
(4)	On February 14, 2025, the Board of Directors approved bonus payments for calendar year 2024 services, if applicable. In February 2025, these cash bonus payments were paid to each executive officer. Only bonus amounts related to the fiscal year ended June 30, 2025 are included in these amounts. As of June 30, 2025, the Company estimated approximately 50% of target bonus amounts had been met for the 2025 calendar performance year and included in this table. Cash payments for 2025 bonuses will be subject to Board of Director approval in early calendar year 2026.
(5)	On January 23, 2024, the Board of Directors approved bonus payments for calendar year 2023 services, if applicable. In February 2024, these cash bonus payments were paid to each executive officer. Only bonus amounts related to the fiscal year ended June 30, 2024 are included in these amounts. As of June 30, 2024, the Company estimated approximately 50% of target bonus amounts had been met for the 2024 calendar performance year and included in this table. Cash payments for 2024 bonuses will be subject to Board of Director approval in early calendar year 2025.
(6)	The aggregate grant date fair value for stock awards is computed in accordance with ASC 718 set forth by the Financial Accounting Standards Board. A discussion of key assumptions made in the valuation of RSUs and stock options is presented in Note 8 to our consolidated financial statements, included in our annual report on Form 10-K for the year ended June 30, 2025. For purposes of this table, the entire fair value of awards with time-based vesting are reflected in the year of grant, whereas under ASC 718 the fair value of such awards is generally recognized over the vesting period in our financial statements.

(7)	Amount consists of health, dental, disability and life insurance premiums under our employee benefit plans.
(8)	Amount consists of health, dental, disability and life insurance premiums under our employee benefit plans of $44,577, health club fees of $3,600, and matching contributions under our 401(k) Plan of $14,000.
(9)	Amount consists of health, dental, disability and life insurance premiums under our employee benefit plans of $27,504, health club fees of $3,600, and matching contributions under our 401(k) Plan of $13,800.
(10)	Amount consists of health, dental, disability and life insurance premiums under our employee benefit plans of $22,826 and health club fees of $3,000, and matching contributions under our 401(k) Plan of $20,813.
(11)	Amount consists of health, dental, disability and life insurance premiums under our employee benefit plans of $839 and health club fees of $1,200.
(12)	Dr. Karnawat entered into an employment agreement with the Company effective August 18, 2025, as discussed below. As such, no compensation was earned by Dr. Karnawat for the fiscal years ended June 30, 2025 and 2024.

Narrative Disclosure to Summary Compensation Table

Presented below is summary of key terms of employment agreements with our NEOs:

Nevan Charles Elam

Effective February 15, 2021, we entered into an employment agreement with Nevan Charles Elam to serve as our Chief Executive Officer. The employment agreement requires Mr. Elam to undertake certain confidentiality, non-competition and non-solicitation obligations. The terms of this agreement provided that Mr. Elam was entitled to receive an annual base salary of $505,000 plus a calendar year target bonus up to 60% of his annual base salary based on achievement of performance criteria set forth by the Board of Directors. Effective January 1, 2022, January 3, 2023, January 1, 2024, and September 15, 2024 the Board of Directors approved an increase in Mr. Elam’s base salary to $525,000, $543,375, $566,959, and $625,000, respectively. Mr. Elam is eligible to participate in all benefit programs available to our executives and employees, including medical, dental, life and disability insurance plans, and our employee stock option plans.

On January 8, 2023, we entered into an amended and restated employment agreement with Mr. Elam that provides in the event we terminate Mr. Elam’s employment outside of a change in control event without “Cause” or if Mr. Elam resigns for “Good Reason”, we are required to pay a severance benefit equal to (i) three times his then current annual base salary, (ii) 150% of his annual Target Bonus, (iii) payment of accrued vacation benefits, and (iv) continuation of certain other benefits such as medical and dental insurance. The aggregate severance benefit is payable over a period of twelve months, and any outstanding stock options that are subject to vesting shall have vesting accelerated with respect to the number of shares that would have vested during 18-month period following the termination of employment without cause or for Good Reason. All of the vested shares will have an exercise period of twelve months following the termination date under these circumstances.

Furthermore, if Mr. Elam is terminated without cause within 12 months of a Change of Control or if Mr. Elam terminates employment for Good Reason within 12 months following a Change of Control, in addition to the benefits noted above, (i) all Stock Options that are subject to vesting shall have the vesting accelerate and become fully vested, (ii) any shares of capital stock of the Company that are subject to a right of repurchase shall have such right of repurchase lapse and (iii) units then held by Mr. Elam pursuant to a restricted stock unit plan shall immediately vest and become exercisable. All of Mr. Elam’s equity in the Company that has vested upon such termination shall have an exercise period of 12 months following Mr. Elam’s termination of Employment without Cause or for Good Reason within 12 months following a Change of Control. The terms “Cause”, “Change of Control” and “Good Reason” are defined in the employment agreement.

Brian Roberts, M.D.

On July 22, 2019, we entered into an employment agreement with Brian Roberts to serve as our Vice President of Clinical Development. Under the terms of this agreement Dr. Roberts was entitled to receive an annual base salary of $360,000 plus a calendar year target bonus of up to 25% of his annual base salary based on the achievement of performance criteria set forth by the Board of Directors. On October 23, 2020, Dr. Roberts was appointed our Senior Vice President, Clinical Development. Effective January 1, 2022, the Board of Directors approved an increase in Dr. Roberts’ salary to $405,900. Effective June 1, 2022, Dr. Roberts was appointed Chief Medical Officer with an annual base salary of $450,000 and an increase in the target bonus to 40% of his annual base salary. Effective January 3, 2023, January 1, 2024, and January 1, 2025 the Board of Directors approved an increase in Dr. Roberts’ annual salary to $465,750, $477,394, and $489,329, respectively. The employment agreement requires Mr. Roberts to undertake certain confidentiality, non-competition and non-solicitation obligations.

On January 8, 2023, we entered into an amended and restated employment agreement with Dr. Roberts that provides in the event that we terminate Dr. Roberts’ employment outside of a change of control event without “Cause” or if Dr. Roberts resigns for “Good Reason”, we are required to pay all of his equity in the Company that is subject to vesting conditions will have accelerated vesting for 12 months and will also have an exercise period of 6 months following the occurrence of the termination event. In addition, upon the occurrence of a termination event other than a change of control and without cause, Dr. Roberts will be entitled to, (i) a severance payment equal to 12 months of salary, (ii) a pro-rata bonus payment equal to the pro-rata bonus amount earned as of the date of the termination event and (iii) continuation of certain other benefits such as medical and dental insurance for 12 months.

If Dr. Roberts is terminated related to a change of control event, all of his equity in the Company that is subject to vesting conditions will have accelerated vesting with an exercise period of 6 months following the occurrence of the termination event. In addition, upon the occurrence of a termination event related to a change of control, Dr. Roberts will be entitled to, (i) a severance payment equal to 18 months of salary, (ii) a pro-rata bonus payment equal to the pro-rata bonus amount earned as of the date of the termination event and (iii) continuation of certain other benefits such as medical and dental insurance for 18 months. The terms “Cause”, “Change of Control” and “Good Reason” are defined in the employment agreement.

Daron Evans

On January 23, 2024, the Company’s Board of Directors approved the appointment of Daron Evans to serve as the Company’s Chief Financial Officer. In connection with Mr. Evan’s appointment, the Company extended an employment offer letter providing for an annual base salary of $275,000 plus a calendar year target bonus up to 50% of his base salary. The board also granted Daron Evans a stock option for 275,000 shares of the Company’s common stock at an exercise price of $1.02 per share. This stock option is considered an inducement grant (the “Inducement Grant”) pursuant to Nasdaq Listing Rule 5635(c)(4) whereby the underlying shares were not authorized under any of the Company’s stock option plans. The Inducement Grant is exercisable until January 2029 and vests for (i) one-fourth of the option shares on the one-year anniversary of the grant date, and (ii) one thirty-sixth of the remaining option shares shall vest on the same day of each month thereafter until the Inducement Grant is 100% vested. The fair value of the Inducement Grant of $0.2 million was computed using the BSM option pricing model.

Effective September 15, 2024, we entered into an employment agreement with Mr. Evans. Under the terms of this agreement Mr. Evans is entitled to receive an annual base salary of $460,000 plus a calendar year target bonus up to 40% of his annual base salary based on the achievement of performance criteria set for by the Board of Directors. that provides in the event that we terminate Mr. Evans employment outside of a change of control event without “Cause” or if Mr. Evans resigns for “Good Reason”, we are required to pay all of his equity in the Company that is subject to vesting conditions will have accelerated vesting for 12 months and will also have an exercise period of 6 months following the occurrence of the termination event. In addition, upon the occurrence of a termination event other than a change of control and without cause, Mr. Evans will be entitled to, (i) a severance payment equal to 12 months of salary, (ii) a pro-rata bonus payment equal to the pro-rata bonus amount earned as of the date of the termination event and (iii) continuation of certain other benefits such as medical and dental insurance for 12 months.

If Mr. Evans is terminated related to a change of control event, all of his equity in the Company that is subject to vesting conditions will have accelerated vesting with an exercise period of 6 months following the occurrence of the termination event. In addition, upon the occurrence of a termination event related to a change of control, Mr. Evans will be entitled to, (i) a severance payment equal to 18 months of salary, (ii) a pro-rata bonus payment equal to the pro-rata bonus amount earned as of the date of the termination event and (iii) continuation of certain other benefits such as medical and dental insurance for 18 months. The terms “Cause”, “Change of Control” and “Good Reason” are defined in the employment agreement.

Sunil Karnawat, M.D.

On August 18, 2015, we entered into an employment agreement with Sunil Karnawat to serve as our Chief Commercial Officer. Under the terms of this agreement Dr. Karnawat was entitled to receive an annual base salary of $475,000 plus a calendar year target bonus of up to 40% of his annual base salary based on the achievement of performance criteria set forth by the Board of Directors. The Board of Directors also approved the grant of 25,000 restricted stock units and stock options exercisable for the purchase of 275,000 shares of the Company’s common stock at an exercise price of $6.55 per share. The stock options are considered an inducement grant (the “Inducement Grant”) pursuant to Nasdaq Listing Rule 5635(c)(4) whereby the underlying shares were not authorized under any of the Company’s stock option plans. The Inducement Grant is exercisable until August 2035 and will vest for (i) one-fourth of the option shares on the one-year anniversary of the employee start date, and (ii) one thirty-sixth of the remaining option shares vest on the same day of each month thereafter until the Inducement Grant is 100% vested. The fair value of the Inducement Grant of $1.3 million was computed using the BSM option pricing model.

The employment agreement provides that upon the occurrence of a termination event other than a change of control, the Company is required to (i) make severance payments equal to 12 months of salary, a pro-rata bonus, and health insurance coverage for 12 months following the termination date, and (ii) all unvested stock options subject to vest over the subsequent 12 month period after the termination event will become immediately exercisable and all outstanding stock options will remain exercisable for 6 months following the termination event. In addition, upon the occurrence of a termination solely due to a change of control event, the Company is required to make severance payments equal to 18 months of salary, a pro-rata bonus, and health insurance coverage for 18 months following the termination event.

Outstanding Equity Awards

As of June 30, 2025, there were no restricted stock awards and no stock options that provide for performance vesting conditions held by any of our NEOs. The following table provides a summary of equity awards outstanding, consisting solely of stock options, for each of our NEOs as of June 30, 2025:

		Option Awards					Stock Awards
		Number of Securities Underlying			Option	Option	Number Of	Market Value
	Grant	Unexercised Options			Exercise	Expiration	Unvested	Of Unvested
Name	Date	Exercisable	Unexercisable		Price	Date	Securities	Securities
Nevan Charles Elam
	7/31/19	200,000	—		$14.50	7/31/29	—	—
	6/14/21	375,000	—		12.28	6/14/31	—	—
	6/23/22	1,950,000	650,000	(1)	3.40	6/23/32	—	—
	1/23/24	160,555	179,445	(2)	1.02	1/23/34	—	—
	2/16/25	13,333	106,667	(5)	4.61	2/16/35	204,000	909,840	(6)
	6/10/25	—	40,000	(7)	4.39	6/10/35	68,000	303,280	(8)
Total for Mr. Elam		2,698,888	976,112				272,000	1,213,120
Brian Roberts, M.D.
	7/31/19	40,000	—		$14.50	7/31/29	—	—
	6/14/21	75,000	—		12.28	6/14/31	—	—
	6/23/22	525,000	175,000	(1)	3.40	6/23/32	—	—
	1/23/24	61,388	68,612	(2)	1.02	1/23/34	—	—
	2/16/25	5,000	40,000	(5)	4.61	2/16/35	77,000	343,420	(6)
	6/10/25	—	15,000	(7)	4.39	6/10/35	26,000	115,960	(8)
Total for Dr. Roberts		706,388	298,612				103,000	459,380
Daron Evans
	1/23/24	97,395	177,605	(3)	$1.02	1/23/29	—	—
	9/23/24	—	100,000	(4)	4.79	9/23/34	—	—
	2/16/25	5,000	40,000	(5)	4.61	2/16/35	77,000	343,420	(6)
	6/10/25	—	15,000	(7)	4.39	6/10/35	26,000	115,960	(8)
Total for Mr. Evans		102,395	332,605				103,000	459,380
(1)	These stock options vest over a four-year period whereby 25% of the shares underlying the options became exercisable on the first anniversary of the grant date, and the options for the remaining shares become exercisable in equal monthly installments over the remaining 36 months beginning on July 1, 2023, subject to the executive’s continued service through each vesting date.
(2)	These stock options vest in equal monthly installments over 36 months beginning on January 23, 2024, subject to the executive’s continued service through each vesting date.
(3)	These stock options vest over a four-year period whereby 25% of the shares underlying the options became exercisable on the first anniversary of the grant date, and the options for the remaining shares become exercisable in equal monthly installments over the remaining 36 months beginning on January 23, 2024, subject to the executive’s continued service through each vesting date.

(4)	In September 2024, Mr. Evans received a stock option for 100,000 shares of common stock. These stock options vest over a four-year period whereby 25% of the shares underlying the options become exercisable on the first anniversary of the grant date, and the options for the remaining shares become exercisable in equal monthly installments over the remaining 36 months beginning on September 23, 2025, subject to the executive’s continued service through each vesting date. These stock options will expire on September 23, 2034.
(5)	These stock options vest in equal monthly installments over 36 months beginning on March 16, 2025, subject to the executive’s continued service through each vesting date.
(6)	These RSUs vest in equal annual installments over 3 years beginning on March 1, 2026, subject to the executive’s continued service through each vesting date.
(7)	These stock options vest in equal monthly installments over 36 months beginning on July 10, 2025, subject to the executive’s continued service through each vesting date.
(8)	These RSUs vest in equal annual installments over 3 years beginning on July 1, 2026, subject to the executive’s continued service through each vesting date.

Options Exercised

As of June 30, 2025, there were no shares acquired upon the exercise of stock options for any of our Named Executive Officers.

Equity Award Grant Practices

As required by Item 402(x) of Regulation S-K, we are providing information regarding our policies and practices on the timing of awards of options in relation to the disclosure of material nonpublic information (“MNPI”). We do not currently have a formal policy surrounding the timing of equity awards. The Compensation Committee does not take MNPI into account when determining the timing and terms of equity awards granted and we do not time the disclosure of MNPI for the purpose of affecting the value of executive compensation.

In the fiscal year ended June 30, 2025, no equity awards were granted to a NEO in the period beginning four business days before, or ending one business day after, the filing or furnishing of a periodic or current report of by the Company that discloses MNPI.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid (“CAP”) to our named executive officers (our “NEOs”) and certain aspects of our financial performance.

Pay Versus Performance Table
			Average	Average	Value of Initial
			Summary	Compensation	Fixed $100
	Summary	Compensation	Compensation	Actually	Investment
	Compensation	Actually	Table Total	Paid to	Based On Rezolute
	Table Total	Paid	for Non-PEO	Non-PEO	Total Stockholder	Net
Fiscal Year(1)	for PEO(2)	to PEO(3)	NEOs(2)	NEOs(4)	Return(5)	Income(6)
2025	$2,851,109	$2,095,714	$1,575,194	$1,321,984	$31	$(74,412,000)
2024	$1,192,700	$4,958,776	$601,012	$1,568,002	$30	$(68,459,000)
2023	$973,646	$(1,958,066)	$738,858	$(30,316)	$14	$(51,787,000)
(1)	Nevan Charles Elam served as the Company’s Principal Executive Officer (our “PEO”) for the entirety of fiscal years 2023, 2024, and 2025. The Company’s Non-PEO NEO for fiscal year 2023 consisted of one individual, Brian Roberts, M.D. and its Non-PEO NEOs for 2024 and 2025, were Brian Roberts, M.D. and Daron Evans (the “Reported NEOs”).

(2)	Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the indicated fiscal year in the case of our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the Reported NEOs in the indicated fiscal year for each such fiscal year.
(3)	Amounts reported in this column represent the CAP to our PEO for the indicated fiscal years, as calculated under Item 402(v) of Regulation S-K based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

PEO
		2023	2024	2025
	Summary Compensation Table — Total Compensation(a)	$973,646	$1,192,700	$2,851,109
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year(b)	$—	$227,032	$1,767,204
+	Fair Value at Covered Fiscal Year End of All Outstanding and Unvested Stock Awards and Option Awards Granted in Covered Fiscal Year(c)	$—	$1,155,477	$1,772,905
+	Change in Fair Value as of Prior Fiscal Year End of Any Outstanding and Unvested Stock Awards and Option Awards Granted in Any Prior Fiscal Year(d)	$(2,265,885)	$2,754,621	$(506,720)
+	Fair Value at Vesting Date of Stock Awards and Option Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year(e)	$—	$114,525	$42,355
+	Change in Fair Value as of Vesting Date of Any Stock Awards and Option Awards Granted in Any Prior Fiscal Year For Which All Applicable Vesting Conditions Were Satisfied at End of or During Covered Fiscal Year(f)	$(665,827)	$(31,515)	$(296,731)
-	Fair Value as of Prior Fiscal Year End of Any Stock Awards and Option Awards Granted in Any Prior Fiscal Year That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year(g)	$—	$—	$—
=	Compensation Actually Paid	$(1,958,066)	$4,958,776	$2,095,714
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b)	Represents the aggregate grant date fair value of all stock awards and option awards granted to the PEO during the indicated fiscal year, computed in accordance with FASB ASC Topic 718.
(c)	Represents the aggregate fair value as of the indicated fiscal year-end of the PEO’s outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718.
(d)	Represents the aggregate change in fair value as of the indicated fiscal year-end of any outstanding and unvested stock awards and option awards held by the PEO as of the end of the indicated fiscal year, computed in accordance with FASB ASC Topic 718 and, for any awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the end of the fiscal year.
(e)	Represents the aggregate fair value as of the vesting date of the stock awards and option awards that were granted to the PEO and vested during the indicated fiscal year, computed in accordance with FASB ASC Topic 718.
(f)	Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of any stock awards and option awards held by the PEO that were granted in any prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC Topic 718.

(g)	Represents the aggregate fair value as of the last day of any prior fiscal year of any stock awards and option awards held by the PEO that were granted in any prior fiscal year and which failed to meet the applicable vesting conditions during the indicated fiscal year, computed in accordance with FASB ASC Topic 718.

Equity award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(4)	Amounts reported in this column represent the CAP to the Reported NEOs in the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

NEO Average(a)
		2023	2024	2025
	Summary Compensation Table — Total Compensation(b)	$738,858	$601,012	$1,575,194
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year(c)	$—	$153,475	$841,827
+	Fair Value at Covered Fiscal Year End of All Outstanding and Unvested Stock Awards and Option Awards Granted in Covered Fiscal Year(d)	$—	$731,761	$669,299
+	Change in Fair Value as of Prior Fiscal Year End of Any Outstanding and Unvested Stock Awards and Option Awards Granted in Any Prior Fiscal Year(e)	$(598,192)	$370,814	$(70,421)
+	Fair Value at Vesting Date of Stock Awards and Option Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year(f)	$—	$21,894	$15,883
+	Change in Fair Value as of Vesting Date of Any Stock Awards and Option Awards Granted in Any Prior Fiscal Year For Which All Applicable Vesting Conditions Were Satisfied at End of or During Covered Fiscal Year(g)	$(170,982)	$(4,004)	$(26,144)
-	Fair Value as of Prior Fiscal Year End of Any Stock Awards and Option Awards Granted in Any Prior Fiscal Year That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year(h)	$—	$—	$—
=	Compensation Actually Paid	$(30,316)	$1,568,002	$1,321,984
(a)	Please see footnote 1 for the Reported NEOs included in the average for the indicated fiscal year.
(b)	Represents the average Total Compensation as reported in the Summary Compensation Table for the Reported NEOs in the indicated fiscal year.
(c)	Represents the average aggregate grant date fair value of all stock awards and option awards granted to the Reported NEOs during the indicated fiscal year, computed in accordance with FASB ASC Topic 718.
(d)	Represents the average aggregate fair value as of the indicated fiscal year-end of the Reported NEOs’ outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718.
(e)	Represents the average aggregate change in fair value as of the indicated fiscal year-end of any outstanding and unvested stock awards and option awards held by the Reported NEOs as of the end of the indicated fiscal year, computed in accordance with FASB ASC Topic 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the end of the fiscal year.

(f)	Represents the average aggregate fair value as of the vesting date of the stock awards and option awards that were granted to the Reported NEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC Topic 718.
(g)	Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of any stock awards and option awards held by the Reported NEOs that were granted in any prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC Topic 718.
(h)	Represents the average aggregate fair value as of the last day of any prior fiscal year of any Reported NEOs’ stock awards and option awards held by the Reported NEOs that were granted in any prior fiscal year and which failed to meet the applicable vesting conditions during the indicated fiscal year, computed in accordance with FASB ASC Topic 718.

Equity award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(5)	Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our common stock on June 30, 2022, using the closing stock price on that date. Historic stock price performance is not necessarily indicative of future stock price performance.
(6)	Represents the net income as reported in the Annual Report of the Company on Form 10-K, for the fiscal years ended June 30, 2025, 2024, and 2023.

Relationship Between Pay and Performance

CAP as calculated per Item 402(v) of Regulation S-K, reflects cash compensation actually paid as well as changes to the fair values of equity awards during the indicated fiscal years in the table based on year-end or vesting date stock prices, and various accounting valuation assumptions. Due to how CAP is calculated, the CAP as reported for each fiscal year does not reflect the actual amounts earned by our NEOs from their equity awards. CAP generally fluctuates annually due to the change in our stock price from fiscal year to fiscal year as well as varying levels of actual achievement of performance goals.

Below are graphs showing the relationship of CAP to our PEO and the Reported NEOs for fiscal 2023, 2024 and 2025 to (1) the cumulative total shareholder return (“TSR”) of our common stock and (2) our net income.

Compensation Actually Paid vs. TSR

Compensation Actually Paid vs. Net Income

Family Relationships

There are no family relationships between any of our directors and executive officers.

Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors. The code is available on our website, www.rezolutebio.com, under the “Investors” tab, which was amended and restated on May 30, 2023. We intend to disclose future amendments to, or waivers from, certain provisions of our code of ethics, if any, either in (i) a Current Report on Form 8-K or (ii) on the above website within four business days following the date of such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) or as a director of any entity that has one or more executive officers serving on the Board or the Compensation Committee.

Restrictions on Short Sales, Hedging, Pledging, and Similar Transactions

Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in transactions involving short sales, options trading, and hedging or monetization arrangements with respect to our securities, as well as prohibits such individuals from holding the Company’s securities in a margin account. Additionally, our insider trading policy generally prohibits such individuals from entering into pledging arrangements with respect to our securities, except in limited circumstances with pre-approval from the Audit Committee.

Compensation Recovery Policy

The Compensation Committee has adopted a compensation recovery policy (the “Clawback Policy”) in compliance with applicable SEC rules and Nasdaq listing standards, that provides for the recovery of certain incentive-based compensation paid or granted to our executive officers in the event we are required to restate our financial statements. The Clawback Policy provides that, in the event of the restatement of any financial reporting required under the securities laws, our board of directors (or applicable committee thereof) will take such actions as necessary to recover the portion of any incentive-based compensation that was granted, earned or vested based wholly or in part on the attainment of a financial reporting measure that exceeds of the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The Clawback Policy is enforced without consideration of responsibility or fault or lack thereof. The Clawback Policy is administered by our Compensation Committee. For more information, see the full text of our Clawback Policy, which is filed as an exhibit to our annual report on Form 10-K.

Vote Required

The affirmative vote of the majority of votes cast at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our NEOs as described herein. Because the vote is advisory, it will not be binding on the Company, our Board or the Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Abstentions will have no effect on this proposal. If you are a “street name” stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4

AMENDMENT OF 2021 INCENTIVE COMPENSATION PLAN

On May 26, 2021, our stockholders approved the Rezolute, Inc. 2021 Equity Incentive Plan effective May 31, 2021 (the “2021 Equity Plan”). The purpose of the 2021 Equity Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, directors, consultants and independent contractors capable of assuring the future success of the Company, by providing such persons with opportunities for stock ownership in the Company and to offer such persons incentives to put forth maximum effort for the success of the Company’s business.

On June 16, 2022, May 16, 2024, and December 5, 2024 our stockholders approved amendments to the 2021 Equity Plan to increase the shares of commons stock covered by and reserved for issuance under the 2021 Equity plan to 14,450,000 and to reflect the adoption of the Company’s incentive compensation recovery policy.

Our Board has unanimously adopted and is submitting for stockholder approval an amendment to increase the number of shares covered by, and reserved for issuance under, the 2021 Equity Plan by 7,500,000 shares of common stock resulting (if such increase is authorized by the stockholders) in the aggregate of 21,950,000 shares authorized for issuance under the 2021 Equity Plan (the “2021 Equity Plan Amendment”). Such amendment will enable the Company to make grants under the Plan to directors, employees (including officers), independent contractors, and other persons who provide services to us.

The Compensation Committee (for purposes of this summary, the “Committee”) administers the 2021 Equity Plan. The following discussion and summary of the material terms of the 2021 Equity Plan is qualified in its entirety by reference to the full text of the 2021 Equity Plan, which is included in the 2025 Annual Report and the Amendment to the 2021 Equity Plan which is set forth in Appendix A to this proxy statement.

Description of 2021 Equity Plan

Administration.  The Committee will administer the 2021 Equity Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2021 Equity Plan. Subject to the provisions of the 2021 Equity Plan, the Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Committee will have authority to interpret the 2021 Equity Plan and establish rules and regulations for the administration of the 2021 Equity Plan.

The Committee may delegate its powers under the 2021 Equity Plan to the Chief Executive Officer and/or one or more executive officers, subject to the requirements of applicable law and exchange requirements. However, such delegated officers will not be permitted to grant awards to any members of the Board or executive officers who are subject to Section 16 of the Exchange Act.

Eligibility.  Any employee, officer, director, consultant or independent contractor providing services to Rezolute, Inc. or an affiliate, or any person to whom an offer of employment or engagement has been made, and who is selected by the Committee to participate, is eligible to receive an award under the 2021 Equity Plan. The number of persons eligible to participate as of September 22, 2025 (the record date for the meeting), is estimated to be approximately 85 employees, officers and consultants as a class.

Shares Available for Awards.  The aggregate number of shares that may be issued under all stock-based awards made under the 2021 Equity Plan will be 21,950,000 shares. If awards issued under the 2021 Equity Plan expire or otherwise terminate without being exercised or settled, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the 2021 Equity Plan. However, under the share counting provisions of the 2021 Equity Plan, the following classifications of shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any award, (iii) shares covered by a SAR that is not settled in shares upon exercise and (iv) shares repurchased using stock option exercise proceeds.

The Committee can adjust the number of shares and share limits described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2021 Equity Plan. Any adjustment determination made by the Committee shall be final, binding and conclusive.

Type of Awards and Terms and Conditions.  The 2021 Equity Plan provides that the Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Committee may determine to be necessary or desirable:

●	stock options, including both incentive stock options (“ISOs”) and non-qualified stock options (together with ISOs, “options”);
●	stock appreciation rights (“SARs”);
●	restricted stock;
●	restricted stock units;
●	dividend equivalent rights; and
●	other stock-based awards.

The Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting, exercise and/or settlement of awards subject to completion of a minimum period of service, achievement of one or more performance goals or both as deemed appropriate by the Committee; provided, that a maximum of five percent of the aggregate number of shares available for issuance under the 2021 Equity Plan may be issued with the terms providing for a right of exercise or a lapse on any vesting condition earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one-year anniversary, measured from the commencement of the period over which performance is evaluated).

1.Options and SARs.  The holder of an option is entitled to purchase a number of shares of our Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our Common Stock over the grant price of the SAR. Except for the exercise price of the option, we would receive no consideration for options or SARs granted under the 2021 Equity Plan, other than the services rendered by the holder in his or her capacity as an employee, officer, director, consultant or independent contractor of the Company.

Exercise Price.  The exercise price per share of an option or SAR will in no event be less than 100% of the fair market value per share of our Common Stock underlying the award on the date of grant, unless such award is granted in substitution for an option or SAR previously granted by a merged or acquired entity. Without the approval of stockholders, we will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” as defined in the 2021 Equity Plan.

Vesting.  The Committee has the discretion to determine when and under what circumstances an option or SAR will vest, subject to minimum vesting provisions described above.

Exercise.  The Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Committee is not authorized under the 2021 Equity Plan to accept a promissory note as consideration.

Expiration.  Options and SARs will expire at such time as the Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant. Furthermore, notwithstanding the foregoing, in the case of an ISO granted to a 10% stockholder, the option may not be exercised more than five years from the date of grant.

2.Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of our Common Stock subject to restrictions imposed by the Committee for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to restrictions imposed by the Committee, to receive shares of our Common Stock at some future date determined by the Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Committee, subject to the minimum vesting provisions described above.
3.Dividend Equivalents.  The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our Common Stock) equivalent to the amount of cash dividends paid by the Company to stockholders with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend equivalent with respect to a share underlying an award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.
4.Other Stock-Based Awards.  The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Common Stock, subject to terms and conditions determined by the Committee and the limitations in the 2021 Equity Plan. No such stock-based awards will contain a purchase right or an option-like exercise feature.

Termination and Amendment.  Assuming stockholders approve this Proposal 4, the 2021 Equity Plan has a term of ten years expiring on May 31, 2031, unless terminated earlier by the Board. The Board may from time to time amend, suspend or terminate the 2021 Equity Plan. No amendment or modification of the 2021 Equity Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award (except in the case of a corporate transaction as described below). Amendments to the 2021 Equity Plan must be approved by the stockholders, if required under the listing requirements of the Nasdaq Capital Market or any other securities exchange applicable to the Company, or if the amendment would (i) increase the number of shares authorized under the 2021 Equity Plan, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, or (v) increase the annual per-person share limits under the 2021 Equity Plan.

Effect of Corporate Transaction.  Awards under the 2021 Equity Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. In the event of such a corporate transaction, the Committee or the Board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, provided the event is consummated):

●	termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Committee or Board determines that no amount is realizable under the award as of the time of the transaction;
●	replacement of any award with other rights or property selected by the Committee or the Board, in its sole discretion;
●	the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices;

●	require that any award shall become exercisable or payable or fully vested, notwithstanding anything to the contrary in the applicable award agreement; or
●	require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.

Limited Transferability of Awards.  Generally, no award or other right or interest of a participant under the 2021 Equity Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Clawback or Recoupment.  All Awards under this Plan shall be subject to recovery or other penalties pursuant to (i) any Company clawback policy, as may be adopted or amended from time to time, or (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted pursuant thereto.

Federal Income Tax Consequences

Grant of Options and SARs.  The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s Common Stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our Common Stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs.  If an award is payable in shares of our Common Stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of: (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2021 Equity Plan that are payable either in cash or shares of our Common Stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to: (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2021 Equity Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which are effective for taxable years beginning on and after January 1, 2018. The Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive under the 2021 Equity Plan in excess of $1 million generally will not be deductible.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code.  The Committee intends to administer and interpret the 2021 Equity Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

Vote Required

The approval of the amendment of the 2021 Plan will require the affirmative vote of the holders of a majority of the stockholders present in person or represented by proxy at the Annual Meeting. Abstentions will have no effect on this proposal. If you are a “street name” stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE 2021 EQUITY PLAN AMENDMENT.

PROPOSAL 5

ADJOURNMENT PROPOSAL

General

In order to ensure that approval of the 2021 Equity Plan Amendment Proposal is obtained, the Board wishes to seek approval of a proposal to adjourn the Annual Meeting, if necessary, to solicit more votes in favor of the 2021 Equity Plan Amendment Proposal.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal. Unless marked otherwise, proxies received will be voted “for” the approval of the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

The Board is not aware of any matter to be presented for action at the Annual Meeting other than the proposals described above. Although the Board knows of no other matters to be presented at the Annual Meeting, all proxies returned to us will be voted on any such matter in accordance with the judgment of the proxy holders.

COSTS OF PROXY SOLICITATION

Our directors, officers and employees may solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies.

NOTICE AND ACCESS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting held on November 19, 2025:

The notice of Annual Meeting, this proxy statement and the annual report are available at www.ProxyVote.com.

We are furnishing the proxy materials under the SEC’s notice and access rules. Stockholders may also receive printed copies of each of these documents without charge by calling 1-800-579-1639 or by sending an email to sendmaterial@proxyvote.com. Please include your contact information with the request, if sending an email, please include your control number in the subject line.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the SEC. Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov.

APPENDIX A

2021 EQUITY PLAN AMENDMENT

AMENDMENT

TO THE REZOLUTE, INC. 2021 EQUITY INCENTIVE PLAN

Effective as of [ ], 2025

WHEREAS, the Board of Directors (the “Board”) of Rezolute, Inc. (the “Company”) heretofore established the Rezolute, Inc. 2021 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the Plan to increase the number of shares available for issuance thereunder from 14,450,000 shares of common stock to an aggregate of 21,950,000 shares of common stock; and

WHEREAS, the Board has the right to amend the Plan with respect to certain matters; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1.	Subject to approval of the Company’s stockholders, Section 4(a)(i) of the Plan is hereby amended by increasing the number of shares available for issuance thereunder from 14,450,000 shares of common stock to an aggregate of 21,950,000 shares of common stock, so that Section 4(a)(i) reads in its entirety as follows:
(i)	Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 21,950,000 Shares.
2.	Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment To The Rezolute, Inc. 2021 Equity Incentive Plan to be executed by a duly authorized officer on                    , 2025.

REZOLUTE, INC.

By:
	Name:	Nevan Elam
	Title:	Chief Executive Officer

A-1

REZOLUTE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS — November 19, 2025 AT 3 PM PACIFIC TIME

CONTROL ID:

REQUEST ID:

The undersigned, a stockholder of Rezolute, Inc. (the “Company”), does hereby appoint and authorize Nevan Charles Elam with the full power of substitution, to represent the undersigned and vote all of the shares of common stock of the Company held of record as of the close of business on September 22, 2025, with all of the powers that the undersigned would possess if personally present, at the virtual 2026 Annual Meeting of Stockholders of the Company on November 19, 2025, or at any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

INTERNET: Before the meeting – Go to www.ProxyVote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 18, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting – Go to www.virtualshareholdermeeting.com/rzlt2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

PHONE: 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 18, 2025. Have your proxy card in hand when you call and then follow the instructions.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V80528-P38294 Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 1. To elect the seven nominees to the Company’s Board of Directors to serve until the 2027 Annual Meeting of Stockholders, until his or her successor is elected and shall have qualified or until his or her death, resignation, removal or disqualification. 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending on June 30, 2026. 3. To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section of the Proxy Statement. 5. To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Plan Amendment Proposal. 4. To approve an amendment to the 2021 Equity Incentive Plan, as amended, to increase the number of shares available for issuance thereunder from 14,450,000 shares of common stock to an aggregate of 21,950,000 shares of common stock (the “2021 Equity Plan Amendment Proposal”). ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! REZOLUTE, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: The Board of Directors recommends you vote FOR the following Proposals: REZOLUTE, INC. 275 SHORELINE DRIVE SUITE 500 REDWOOD CITY, CA 94065 01) Nevan Charles Elam 02) Gil Labrucherie 03) Philippe Fauchet 04) Nerissa Kreher 05) Wladimir Hogenhuis 06) Young-Jin Kim 07) Erik Harris Nominees: VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 18, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RZLT2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 18, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V80529-P38294 REZOLUTE, INC. ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 19, 2025 AT 3:00 PM PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of Rezolute, Inc. (the “Company”), does hereby appoint and authorize Nevan Charles Elam with the full power of substitution, to represent the undersigned and vote all of the shares of common stock of the Company held of record as of the close of business on September 22, 2025, with all of the powers that the undersigned would possess if personally present, at the virtual 2025 Annual Meeting of Stockholders of the Company on November 19, 2025, or at any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)